Exhibit 4.1

                               State of Delaware              PAGE 1
                        Office of the Secretary of State
                        _______________________________


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "SONIC AUTOMOTIVE, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MARCH, A.D. 1998, AT 10 O'CLOCK A.M.


              (SEAL APPEARS HERE WITH THE FOLLOWING INFORMATION:)

                      GREAT SEAL OF THE STATE OF DELAWARE

                                1793 1847 1907


                (Shield appears here)        /s/ Edward J. Freel
                                             Edward J. Freel, Secretary of State


2714319   8100                              AUTHENTICATION:

                                            DATE:    8986068

981109787                                              03-23-98

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                     OF CLASS A CONVERTIBLE PREFERRED STOCK


         We, Bryan Scott Smith and Theodore M. Wright, being the President and the Secretary, respectively, of Sonic Automotive, Inc., a Delaware corporation (the "Corporation"), do hereby certify that, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation and the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent effective as of March 20, 1998, adopted the Resolutions Creating Class A Convertible Preferred Stock attached hereto as EXHIBIT A.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals as President and Secretary, respectively, of the Corporation this 20th day of March, 1998, and we hereby affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.

                                      SONIC AUTOMOTIVE, INC.


                                      By:      BRYAN SCOTT SMITH
                                          ---------------------------------
                                               Name: Bryan Scott Smith
                                               Title:  President


                                      By:       THEODORE M. WRIGHT
                                          ---------------------------------
                                               Name: Theodore M. Wright
                                               Title:  Secretary

                                                                      EXHIBIT A


           RESOLUTIONS CREATING CLASS A CONVERTIBLE PREFERRED STOCK

     RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Section 4.06 of the Amended and Restated Certificate of Incorporation of the Corporation, there is hereby created a class of 300,000 shares of preferred stock, designated as Class A Convertible Preferred Stock, par value $0.10 per share, which shall be divided into 100,000 shares of Series I Convertible Preferred Stock, par value $0.10 per share (the "Series I Preferred Stock"), 100,000 shares of Series II Convertible Preferred Stock, par value $0.10 per share (the "Series II Preferred Stock"), and 100,000 shares of Series III Convertible Preferred Stock, par value $0.10 per share (the "Series III Preferred Stock" and, together with the Series I Preferred Stock and the Series II Preferred Stock, collectively, the "Class A Preferred Stock"). The Board of Directors reserves the right, at any time and from time to time, subject to the filing of a further Certificate or Certificates of Designation with respect thereto and to compliance with any other applicable legal requirements, to redivide or reclassify the Class A Preferred Stock into different numbers of shares of Series I Preferred Stock, Series II Preferred Stock and/or Series III Preferred Stock, or into other classes of preferred stock; provided, however, that no such redivision or reclassification shall affect any shares of Series I Preferred Stock, Series II Preferred Stock or Series III Preferred Stock, as the case may be, then issued and outstanding. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Certificate of Incorporation of the Corporation as in effect on the date hereof.

     The powers, preferences and rights, and the qualifications, limitations or restrictions, of each such Series of Class A Preferred Stock, in relation to the other such Series of Class A Preferred Stock and in relation to the Common Stock, shall be as follows:


Section 1. Liquidation Rights.

     (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of each share of the Class A Preferred Stock shall, subject to the preferential rights, if any, of the holders of preferred stock other than the Class A Preferred Stock, be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes an amount, and no other amount, equal to $1,000 per share of Class A Preferred Stock. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Class A Preferred Stock of all amounts distributable to them under this Subsection 1(a) and to all other holders of preferred stock, if any, entitled to share in such assets with the holders of the Class A Preferred Stock, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Class A Preferred Stock and such other holders of preferred stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. After such payments shall have been made in full to the holders of the Class A Preferred Stock and such other holders of preferred stock or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Class A Preferred Stock and such other holders of preferred stock so as to be available for such payments, the remaining assets available for distribution shall be distributed among the holders of the Common Stock ratably in proportion to the number of shares of Common Stock held by them. Upon conversion of shares of Class A Preferred Stock into shares of Class A Common Stock pursuant to Section 2 below, the holder of such Class A Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up, but shall share ratably as a holder of Class A Common Stock in any distribution of the assets of the Corporation to all the holders of Common Stock.

     (b) Distributions other than Cash. Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board of Directors of the Corporation, which determination shall be final.

     Section 2. Conversion. The Class A Preferred Stock shall be convertible as follows:

     (a) Right of Holder to Convert; Conversion Amount.

     (i) Definitions. As used herein, the term "Market Price" shall mean the average of the daily closing prices for one share of Class A Common Stock for the twenty (20) consecutive trading days ending one (1) trading day immediately prior to the date of determination. The closing price for each day shall be the last regularly reported sales price, or in case no such reported sales took place on such day, the average of the last regularly reported bid and asked prices, in either case on the New York Stock Exchange or, if the shares of the Class A Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such shares are listed or admitted to trading, or, if such shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information. If shares of the Class A Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the Market Price shall be deemed to be the fair value thereof determined in good faith by the Corporation's board of directors as expressed by a resolution of such board as of a date which is within fifteen days of the date as of which the determination is to be made, which determination shall be final. As used herein, the term "Applicable Conversion Amount" shall mean the Series I Conversion Amount, the Series II Conversion Amount or the Series III Conversion Amount (each as hereafter defined), as the case may be. As used herein, the term "business day" shall mean a day other than a Saturday, a Sunday or a day in which banks are required to be closed in the State of North Carolina.

     (ii) Series I Preferred Stock. Subject to the other provisions of this
Section 2, each share of Series I Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, on any business day after the date of issuance of such share, at the principal executive office of the Corporation or the designated office of any transfer agent for the Class A Preferred Stock, into such number (rounded to four decimal places) of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $1,000 by the Market Price as of the date of conversion provided in the last sentence of
Section 2(b) below (such number of shares being the "Series I Conversion Amount"). The right of conversion with respect to any shares of Series I Preferred Stock which shall have been called for redemption under Section 5 shall terminate at the close of business on the date of the mailing of the notice of redemption with respect thereto; provided, however, if the Corporation shall default in the payment of the redemption price on the redemption date fixed in such notice of redemption, such right of conversion shall continue.

     (iii) Series II Preferred Stock. Subject to the other provisions of this
Section 2, each share of Series II Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, on any business day after the date of issuance of such share, at the principal executive office of the Corporation or the designated office of any transfer agent for the Class A Preferred Stock, into such number (rounded to four decimal places) of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $1,000 by the Market Price as of the date of issuance of such share of Series II Preferred Stock (such number of shares being the "Series II Conversion Amount"), subject to adjustment as provided in the following two sentences. If the Market Price as of the date of conversion (as provided in the last sentence of Section 2(b) below) of such share of Series II Preferred Stock is less than ninety percent (90%) of the Market Price as of the date of issuance of such share of Series II Preferred Stock, the Series II Conversion Amount shall be multiplied by a fraction, the numerator of which shall be an amount equal to ninety percent (90%) of such Market Price as of such date of issuance and the denominator of which shall be such Market Price as of such date of conversion, and the product obtained thereby shall be the Series II Conversion Amount. If the Market Price as of the date of conversion (as provided in the last sentence of Section 2(b) below) of such share of Series II Preferred Stock is more than one hundred ten percent (110%) of the Market Price as of the date of issuance of such share of Series II Preferred Stock, the Series II Conversion Amount shall be multiplied by a fraction, the numerator of which shall be an amount equal to one hundred ten percent (110%) of such Market Price as of such date of issuance and the denominator of which shall be such Market Price as of such date of conversion, and the product obtained thereby shall be the Series II Conversion Amount. The right of conversion with respect to any shares of Series II Preferred Stock which shall have been called for redemption under Section 5 shall terminate at the close of business on the date of the mailing of the notice of redemption with respect thereto; provided, however, if the Corporation shall default in the payment of the redemption price on the redemption date fixed in such notice of redemption, such right of conversion shall continue.

     (iv) Series III Preferred Stock. Subject to the other provisions of this
Section 2, each share of Series III Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, on any business day after the date of issuance of such share, at the principal executive office of the Corporation or the designated office of any transfer agent for the Class A Preferred Stock, into such number (rounded to four decimal places) of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $1,000 by the Market Price as of the date of issuance of such shares of Series III Preferred Stock (such number of shares being the "Series III Conversion Amount"), subject to adjustment as provided in the following two sentences. If the Market Price as of the date of conversion (as provided in the last sentence of Section 2(b) below) of such share of Series III Preferred Stock is less than the Market Price as of the date of issuance of such share of Series III Preferred Stock, the Series III Conversion Amount shall be multiplied by a fraction, the numerator of which shall be an amount equal to such Market Price as of such date of issuance and the denominator of which shall be such Market Price as of such date of conversion, and the product obtained thereby shall be the Series III Conversion Amount. If the Market Price as of the date of conversion (as provided in the last sentence of Section 2(b) below) of such share of Series III Preferred Stock is more than one hundred ten percent (110%) of the Market Price as of the date of issuance of such share of Series III Preferred Stock, the Series III Conversion Amount shall be multiplied by a fraction, the numerator of which shall be an amount equal to one hundred ten percent (110%) of such Market Price as of such date of issuance and the denominator of which shall be such Market Price as of such date of conversion, and the product obtained thereby shall be the Series III Conversion Amount. The right of conversion with respect to any shares of Series III Preferred Stock which shall have been called for redemption under Section 5 shall terminate at the close of business on the date of the mailing of the notice of redemption with respect thereto; provided, however, if the Corporation shall default in the payment of the redemption price on the redemption date fixed in such notice of redemption, such right of conversion shall continue.

     (v) Conversion Cap. Prior to the date on which holders of the Common Stock approve the issuance of the Class A Preferred Stock, the Corporation may not issue, upon the conversion of shares of the Class A Preferred Stock, more than 2,249,999 shares of Class A Common Stock in the aggregate (the "Conversion Cap Amount"). In lieu of any shares of Class A Common Stock to which a holder of Class A Preferred Stock would otherwise be entitled upon conversion but for the Conversion Cap Amount (the "Excess Conversion Common Shares"), the Corporation shall pay cash equal to the number of such Excess Conversion Common Shares multiplied by the Market Price in effect at the time of conversion.

     (vi) Conversion During First Year. The right of any holder to convert any of such holder's shares of the Class A Preferred Stock during the one (1) year period commencing with the date of issuance of such Class A Preferred Stock shall be subject to the Corporation's right of optional redemption under
Section 5 hereof. The holder of such share of Class A Preferred Stock shall not exercise such holder's right to convert such share of Class A Preferred Stock during such one (1) year period unless such holder shall have first delivered to the Corporation, at its address at 5401 E. Independence Boulevard, Charlotte, North Carolina 28212, Attention: Chief Financial Officer, or at such other address as the Corporation may notify the holder in writing, written notice of such holder's intention to convert a specified number of shares of Class A Preferred Stock. For a period of ten (10) business days after receipt by the Corporation of such notice, the Corporation shall have the right to exercise its right of optional redemption under Section 5 hereof with respect to some or all of the shares of Class A Preferred Stock proposed to be converted by such holder. In the event that the Corporation shall not have exercised such right of redemption within such ten (10) business day period, such holder shall be entitled to convert such shares of Class A Preferred Stock in accordance with the mechanics set forth in Subsection 2(b) below.

     (b) Mechanics of Optional Conversions. In order for any holder of the Class A Preferred Stock to convert the same into full shares of Class A Common Stock pursuant to Subsection 2(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal executive office of the Corporation or the designated office of any transfer agent for the Class A Preferred Stock, together with written notice to the Corporation at such office that such holder elects to convert the number of shares of Class A Preferred Stock set forth therein. No fractional shares of Class A Common Stock shall be issued upon conversion of the Class A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Market Price as of the date of the conversion. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Class A Preferred Stock, and in the name or names shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

     (c) Mandatory Conversion at the Option of the Corporation. After the second anniversary of the date of its issuance, any share of the Class A Preferred Stock which has not been converted into Class A Common Stock shall be subject, at the option of the Corporation, to mandatory conversion as hereinafter provided. The Corporation may exercise its option to convert any such share of Class A Preferred Stock by giving notice in writing of such conversion to the holder of such share of Class A Preferred Stock (a "Mandatory Conversion Notice") at such holder's address set forth in the books and records of the Corporation. Upon the giving of a Mandatory Conversion Notice with respect thereto, each such share of Class A Preferred Stock referred to in such Mandatory Conversion Notice shall automatically and without any further action on the part of the holder of such Class A Preferred Stock be converted into the number of shares (rounded to four decimal places) of fully paid and nonassessable Class A Common Stock based upon the Applicable Conversion Amount as of the date of such Mandatory Conversion Notice. Until surrendered in accordance with the provisions of Subsection 2(d) below, the certificate or certificates evidencing the shares of Class A Preferred Stock so converted shall be deemed to represent the applicable number of shares of Class A Common Stock into which such shares of Class A Preferred Stock have been so converted.

     (d) Mechanics of Mandatory Conversion. Upon mandatory conversion pursuant to Subsection 2(c) above, the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificate or certificates evidencing such share or shares of the Class A Preferred Stock being converted are either delivered to the Corporation or its designated transfer agent for the Class A Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. Upon the mandatory conversion of one or more shares of the Class A Preferred Stock, the holder or holders of such Class A Preferred Stock shall surrender the certificates representing such shares at the principal executive office of the Corporation or of its designated transfer agent for the Class A Preferred Stock. Thereupon, there shall be issued and delivered to such holder or holders, promptly at such office and in the name or names as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of the Class A Preferred Stock surrendered were convertible as of the date of the applicable Mandatory Conversion Notice. No fractional shares of Class A Common Stock shall be issued upon such mandatory conversion of the Class A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Market Price as of the date of conversion. The right of the Corporation to effectuate mandatory conversion of the Class A Preferred Stock may be exercised by the Corporation, in its discretion, as to any or all shares of Class A Preferred Stock held by any or all of the holders of the Class A Preferred Stock; and the exercise (or non-exercise) of such right by the Corporation with respect to any shares of Class A Preferred Stock held by one holder shall not in any way imply any obligation or duty of the Corporation to exercise (or not to exercise) such right with respect to any shares of Class A Preferred Stock held by any other holder.

     (e) Adjustments for Stock Dividends, Stock Distributions, Subdivisions, Combinations or Consolidations of Common Stock. In the event that all the outstanding shares of Class A Common Stock shall be increased by way of stock dividend, stock distribution or subdivision, the Applicable Conversion Amount in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased. In the event that all the outstanding shares of Class A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class A Common Stock, the Applicable Conversion Amount in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

     (f) Adjustment for Reclassification, Exchange, or Substitution. In the event that at any time or from time to time after the date of issuance of a share of Class A Preferred Stock, the Class A Common Stock issuable upon the conversion of such share of the Class A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the holder of such share of Class A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Class A Common Stock into which such share of Class A Preferred Stock would have been converted immediately prior to such reorganization, reclassification, or change.

     (g) Adjustment for Merger, Consolidation or Sale of Assets. In the event that at any time or from time to time after the date of issuance of a share of Class A Preferred Stock, the Corporation shall merge or consolidate with or into another entity or sell all or substantially all of its assets, such share of Class A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock deliverable upon conversion of such share of Class A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Section 2 set forth with respect to the rights and interest thereafter of the holders of Class A Preferred Stock, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Amount) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Class A Preferred Stock.

     (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Class A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     (i) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect conversion of the Class A Preferred Stock.


Section 3. Voting Rights.

     (a) Notice of Meeting. Except as otherwise required by law or as hereinafter set forth, the holders of the Class A Preferred Stock shall be entitled to notice of any meeting of stockholders at which any matter is to be voted on by the holders of the Class A Common Stock.

     (b) Voting. Except as otherwise required by law or as hereinafter set forth, the holders of the Class A Preferred Stock shall be entitled to vote with the holders of the Class A Common Stock on any matter which is to be voted on by the holders of the Class A Common Stock, whether such matter is to be voted on by the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class, or by the holders of the Class A Common Stock voting separately as a class. Each holder of Class A Preferred Stock shall have that number of votes equal to the number of shares of Class A Common Stock into which the shares of Class A Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at a meeting.

     With respect to all questions as to which, under law, stockholders are entitled to vote by classes, the Class A Preferred Stock shall vote together as a single class separately from the Common Stock.

Section 4. Dividend Rights. The holders of the Class A Preferred Stock shall have no preferential dividend rights. Subject to the preferential rights, if any, of the holders of preferred stock other than the Class A Preferred Stock, each holder of the Class A Preferred Stock shall be entitled to receive all dividends and other distributions of cash and other property as may be declared on the Class A Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, as if all shares of the Class A Preferred Stock held by such holder had been converted into the applicable number of shares of Class A Common Stock on the day any such dividend was declared.

Section 5. Redemption. The Class A Preferred Stock shall be subject to optional redemption by the Corporation as follows:

     (a) Right of Corporation to Redeem; Redemption Price.

     (i) Series I Preferred Stock. Any share of the Series I Preferred Stock which has not been surrendered for optional conversion by the holder thereof and as to which the Corporation has not issued a Mandatory Conversion Notice may be redeemed by the Corporation, at the option of the Corporation, at any time after the date on which such share of Series I Preferred Stock was first issued at a redemption price equal to $1,000 per share.

     (ii) Series II Preferred Stock. Any share of the Series II Preferred Stock which has not been surrendered for optional conversion by the holder thereof and as to which the Corporation has not issued a Mandatory Conversion Notice may be redeemed by the Corporation, at the option of the Corporation, at any time after the date on which such share of Series II Preferred Stock was first issued at a redemption price per share equal to (A) if the date of the mailing of the notice of redemption is on or before the second anniversary of the date of issuance of such share of Series II Preferred Stock, the greater of (I) $1,000 or (II) the Market Price as of the date of the mailing of such notice of redemption multiplied by the number of shares of Class A Common Stock into which such share of Series II Preferred Stock could be converted as of the date of the mailing of such notice of redemption, or (B) if the date of the mailing of the notice of redemption is after the second anniversary of the date of issuance of such share of Series II Preferred Stock, the Market Price as of the date of the mailing of such notice of redemption multiplied by the number of shares of Class A Common Stock into which such share of Series II Preferred Stock could be converted as of the date of the mailing of such notice of redemption.

     (iii) Series III Preferred Stock. Any share of the Series III Preferred Stock which has not been surrendered for optional conversion by the holder thereof and as to which the Corporation has not issued a Mandatory Conversion Notice may be redeemed by the Corporation, at the option of the Corporation, at any time after the date on which such share of Series III Preferred Stock was first issued at a redemption price per share equal to (A) if the date of the mailing of the notice of redemption is on or before the second anniversary of the date of issuance of such share of Series III Preferred Stock, the greater of (I) $1,000 or (II) the Market Price as of the date of the mailing of such notice of redemption multiplied by the number of shares of Class A Common Stock into which such share of Series III Preferred Stock could be converted as of the date of the mailing of such notice of redemption, or (B) if the date of the mailing of the notice of redemption is after the second anniversary of the date of issuance of such share of Series III Preferred Stock, the Market Price as of the date of the mailing of such notice of redemption multiplied by the number of shares of Class A Common Stock into which such share of Series III Preferred Stock could be converted as of the date of the mailing of such notice of redemption.

     (b) Notice of Redemption. Notice of redemption shall be sent by first class mail, postage prepaid, to the holder of record of the Class A Preferred Stock to be redeemed, not less than 30 days nor more than 60 days prior to the redemption date set forth therein, at its address as it appears on the books of the Corporation. Such notice shall set forth (i) the date and place of redemption; and (ii) the number of shares to be redeemed and the redemption price with respect thereto. In the event that a notice of redemption is given under this Subsection 5(b), the Corporation shall be obligated to redeem the Class A Preferred Stock on the date and in the amounts set forth in the notice.


     (c) If, on or before a redemption date, the funds necessary for such redemption shall have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the Class A Preferred Stock that has been called for redemption, then, notwithstanding that any certificates for shares that have been called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after such redemption date, and all rights of holders of such shares so called for redemption shall forthwith, after such redemption date, cease and terminate with respect to such shares, excepting only the right to receive the redemption funds therefor to which they are entitled, but without interest. Any interest accrued on funds so deposited and unclaimed by stockholders entitled thereto shall be paid to such stockholders at the time their respective shares are redeemed or to the Corporation at the time unclaimed amounts are paid to it.

     (d) The right of the Corporation to redeem the Class A Preferred Stock may be exercised by the Corporation, in its discretion, as to any or all shares of Class A Preferred Stock held by any or all of the holders of the Class A Preferred Stock; and the exercise (or non-exercise) of such right by the Corporation with respect to any shares of Class A Preferred Stock held by one holder shall not in any way imply any obligation or duty of the Corporation to exercise (or not to exercise) such right with respect to any shares of Class A Preferred Stock held by any other holders.

Section 7. Waiver. Except to the extent prohibited by applicable law, the Corporation may waive any right it may have hereunder. Any such waiver shall be in writing; and no waiver of (or failure to waive) any such right by the Corporation in any one instance shall constitute a waiver (or non-waiver) by the Corporation of a similar or other right in any other instance.

Section 8. Residual Rights. Subject to the preferential rights, if any, of the holders of preferred stock other than the Class A Preferred Stock, all rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.


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